JMB MORTAGE PARTNERS, LTD.
                             EXHIBIT 10-F
                    ------------------------------

                      AGREEMENT OF PARTNERSHIP OF
                      JMB\SPRING HILL ASSOCIATES

     This Agreement is made and entered into effective as of the 19th day of December, 1994 by and among JMB MORTGAGE PARTNERS, LTD., an Illinois limited partnership, JMB MORTGAGE PARTNERS, LTD.-II, an Illinois limited partnership, and JMB MORTGAGE PARTNERS, LTD.-III, an Illinois limited partnership (herein the "General Partners", sometimes herein referred to as the "Partners").

                           R E C I T A L S:

     WHEREAS, the parties hereto desire to form a general partnership pursuant to the Uniform Partnership Act, as amended, as in effect in the State of Illinois, except as hereinafter provided, upon the terms and conditions as set froth herein.

     NOW THEREFORE, for and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, with the intention of being legally bound, do hereby agree as follows:

     SECTION 1.  FORMATION; NAME; TERM; OFFICE; PURPOSE.

     1.1 FORMATION. The parties hereby enter into and form, or ratify the formation of, a general partnership (the "Partnership") in accordance with the provisions of the Uniform Partnership Act as from time to time amended and in effect in Illinois (the "Act"). Except as provided in this Agreement, the rights and liabilities of the Partners shall be as provided in the Act.

     1.2 NAME. The name of the Partnership shall be "JMB/Spring Hill Associates" and such name shall be used at all times in connection with its business and affairs.

     1.3 TERM. Partnership shall begin as of the date hereinabove mentioned and, subject to earlier termination as herein provided, shall continue until the earlier to occur of the last day of December, 2044 or the first date on which the Partners determines that (i) all assets and property of the Partnership have been reduced to cash or cash equivalents;
(ii) all liabilities and obligations of the Partnership have been paid and satisfied in full; and (iii) the purposes of the Partnership have been completed.

     1.4 OFFICE. The books and records of the Partnership shall be maintained at 900 North Michigan, Chicago, Illinois 60611. The Partners may change the office of the Partnership and shall promptly thereafter notify each of the Partners of such change.

     1.5 PURPOSE. The purpose of the Partnership shall be to acquire, hold, develop and otherwise use for profit, certain real property located in West Dundee, Illinois, together with improvements thereon and certain tangible and intangible personal property used in connection therewith, commonly known as "Spring Hill Fashion Center" and to engage in any and all activities related or incidental thereto. Whenever the term "Property" appears in this Agreement, such term shall mean any property, real or personal, tangible or intangible, at any time owned by the Partnership.

     SECTION 2.  PARTNERS; CAPITAL.

     2.1 PARTNERS. The names and addresses of the Partners are set forth in EXHIBIT A hereto. If additional individuals or entities are to be admitted to the Partnership as Partners as permitted under this Agreement, EXHIBIT A hereto shall be appropriately amended by such persons and the Partners to reflect the names and addresses of each other Partner.

     2.2 CAPITAL CONTRIBUTIONS. The Partners have contributed or have agreed to contribute the sums set forth in EXHIBIT A attached hereto and made a part hereof. The Partners may make such additional contributions as may be agreed to from time to time by the Partners, provided that any such additional capital shall be contributed to the Partnership by the Partners pro-rata in the proportion of their "Partnership Shares" (as hereinafter defined). In the event that any Partner makes an additional capital contribution to the Partnership or receives a return of all or part of its contributions to the Partnership, such fact shall promptly be recorded in the books and records of the Partnership, and EXHIBIT A shall be promptly amended to reflect the same.

     2.3 WITHDRAWALS OF CAPITAL. Except as otherwise herein provided, no Partner shall be entitled to withdraw capital or to receive distributions of or against capital without the prior written consent of, and upon the terms and conditions specified by, the other Partners.

     2.4 CAPITAL ACCOUNTS. The Partnership shall maintain for each of the Partners a capital account, which shall be the aggregate amount of the contributions to the Partnership made by such Partner, reduced by the aggregate amount of any losses allocated, and any distributions of cash or the fair market value or other assets of the Partnership made, to such Partner and increased by the aggregate amount of any net profits allocated to such Partner.

     2.5 LOANS. All advances or payments to the Partnership by any Partner, other than the contributions required or made under Section 2.1 hereof, shall be deemed to be loans by such Partner to the Partnership, and the Partner making such loan shall be entitled to interest thereon at such rates per annum as the Partners may agree, and such loan together with interest as aforesaid, shall be repaid before any distribution shall be made hereunder to the other Partners. No such loan to the Partnership shall be made without the prior written consent of the Partners and shall be required to be made by all Partners in proportion to their respective Partnership Shares (as hereinafter defined). With respect to any borrowings by the Partnership for which there is recourse to the Partners or any of their respective assets, the Partners shall be liable for such borrowing in proportion to their respective Partnership Shares (as hereinafter defined) as determined from time to time.



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     SECTION 3.  PARTNERSHIP SHARES.

     3.1 DEFINITIONS; ALLOCATIONS FOR TAX PURPOSES. As used herein, "profits" shall include, without limitation, each item of Partnership income and gain, and "losses" shall include, without limitation, each item of loss, and deductions as determined for Federal income tax purposes, and "Partnership Share" shall be as set forth on EXHIBIT A attached hereto.
All profits or losses from the operations of the Partnership (including the sale or refinancing of the Property) for a fiscal year or part thereof shall be allocated to the Partners based upon their respective Partnership Shares.

     3.2   CASH DISTRIBUTIONS.

     (a) All profits or losses from the sale or other disposition of all or any substantial portion of the Property shall be allocated to the Partners in accordance with the respective Partnership Shares on the date on which the Partnership recognized such profits or losses for Federal income tax purposes. Notwithstanding anything to the contrary in this Agreement, upon the ultimate liquidation of the Partnership, if any Partner has a deficit balance in his capital account (after giving effect to the allocation set forth in this agreement, including without limitation, the allocations set forth in this Section 3.2 (a), then any such Partner will make a capital contribution to the Partnership in an amount equal to such deficit balance, any such capital contribution shall be distributed as proceeds from the liquidation of the Partnership to the other Partner with a positive balance in his capital account to the extent of such positive balance. Notwithstanding any adjustment of the allocations of profits or losses provided in this Agreement by any judicial body or governmental agency (or any amendment hereto as a result of a change or proposed change in any law or regulation or any interpretation thereof), the allocation of profits or losses provided in this Agreement shall control for purposes of the determination of the Partners' capital accounts for all purposes of this Agreement.

     (b) Each distribution to the Partners of cash or other assets of the Partnership made prior to the dissolution of the Partnership made prior to the dissolution of the Partnership, including, but not limited to, each distribution of net cash flow from the operations of the Partnership and net proceeds received by the Partnership from the sale or refinancing of all or any substantial portion of the Property, shall be made to the Partners in accordance with their respective Partnership Shares owned on the date of such distribution. Each distribution of cash or other assets of the Partnership made after dissolution of the Partnership shall be made in accordance with Section 7.3 hereof. Distributions of the Partners will be made in such amount and at such times as shall be determined by all of the Partners, or in the event of the dissolution and liquidation of the Partnership, by the Winding-Up-Party (as hereinafter defined).

     SECTION 4. MANAGEMENT OF THE PARTNERSHIP. The ultimate responsibility for the affairs of the Partnership shall be vested in the Partners.




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     SECTION 5.  PARTNERSHIP BOOKS AND RECORDS; FISCAL YEAR.  The Partners
shall keep and maintain the books and records of the Partnership at the principal place of business of the Partnership. The fiscal year of the Partnership shall end on the 31st day of December in each year. The books of the Partnership shall be kept on the cash or accrual basis, and the Partnership shall be on the cash or accrual basis for tax purposes, as determined by the Partners. The books and records of the Partnership shall be audited at such times and by such accountants as shall be determined from time to time by the Partners. The funds of the Partnership shall be deposited in such bank accounts or invested in such interest bearing or non-interest-bearing investments, as shall be determined by the Partners.

     SECTION 6.  TRANSFER OF PARTNERSHIP INTERESTS.

     6.1 WRITTEN CONSENT REQUIRED. No Partner may sell, assign, transfer, encumber or hypothecate the whole or any part of its Partnership interest (including, but not limited to, its interest in the capital or profits of the Partnership) without the written consent of the other Partners.

     6.2 SUBSTITUTED PARTNERS. Any party or person admitted to the Partnership as a substituted Partner shall be subject to and bound by all of the provisions of this Agreement as if originally a party to this Agreement. Any party or person admitted to the Partnership as a substituted Partner shall have all of the rights as a partner in the Partnership conferred upon a general partner pursuant to the Act. The admittance of a party or person to the Partnership as a substituted Partner and the withdrawal of a party or person as a partner in the Partnership shall continue to exist with the then remaining parties or persons of Partners as if all the then existing Partners were originally all of the Partners in the Partnership.

     6.3 LIABILITY OF PARTNERS. A Partner shall have no liability hereunder (including, but not limited to, any liability as a surety but excluding liability for the repayment or any outstanding principal and interest on loans made by the Partnership to such Partner) for any obligations accruing under or in connection with the Partnership and relating to events occurring after such Partner shall have sold, assigned or transferred its entire Partnership interest.

     SECTION 7   DISSOLUTION AND CONTINUATION OR TERMINATION OF THE
PARTNERSHIP.

     7.1 DISSOLUTION OF PARTNERSHIP. No act, thing, occurrence, event or circumstance shall cause or result in the dissolution of the Partnership, except the matters specified in Section 7.2 below.







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     7.2   DISSOLUTION EVENTS AND CONTINUATION OR TERMINATION OF THE
PARTNERSHIP. The happening of any one of the following events shall work a dissolution of the Partnership.

(i) The bankruptcy, legal incapacity, dissolution, termination, termination or expulsion of any then existing Partner; provided, however, that in such event the remaining Partners shall have the right to elect to continue the Partnership's business by depositing at the office of the Partnership a writing evidencing such election;

(ii) The reduction to cash or cash equivalents of all of the assets of the Partnership

(iii) The unanimous agreement in writing by all of the Partners of the Partnership; or

(iv)  The termination of the term of the Partnership pursuant to section
1.3 hereof. Without limitation on the other provisions hereof, the admission of a new Partner shall not work a dissolution of the Partnership.

Except as otherwise provided in this Agreement, each Partner agrees that, without the consent of the other Partners, a Partner may not withdraw from or cause a voluntary dissolution of the Partnership.

     7.3 WINDING UP PARTNERSHIP AFFAIRS. Upon the occurrence of any of the events specified in Section 7.2 causing a dissolution of the Partnership and except as otherwise provided in Section 7.2, the remaining Partner or Partners shall commence to wind up the affairs of the Partnership and to liquidate its investments (and in this connection shall have full right and unlimited discretion to determine in good faith the time, manner and terms of any sale or sales of Partnership Property). The Partner or Partners obligated to wind up the affairs of the Partnership as aforesaid are herein called the "Winding-Up Party". The Partners and their legal representatives, successors and assignees shall continue to share profits and losses during the period of liquidation in the same manner and proportion as immediately before the dissolution. Following the payment of all debts and liabilities of the Partnership and all expenses of liquidation and subject to the right of the Winding-Up Party to set up such cash reserves as, and for so long as, it may deem reasonable necessary, the proceeds of the liquidation and any other funds and assets of the Partnership shall be distributed to the Partners (after deducting from the distributive share of a Partner any sum such Partner owes the Partnership) in accordance with Capital Account balances and Partnership Shares as provided in Section 3.2 (b) hereof. No Partner shall have any right to demand or receive property other than cash upon dissolution or termination of the Partnership. Upon the completion of the liquidation of the Partnership and of the distribution of all Partnership assets, the Partnership shall terminate and the Winding-Up Party shall have the authority to execute any and all documents required in its judgement to effectuate the dissolution and termination of the Partnership. Each Partner shall look solely to the assets of the Partnership for all distributions with respect to the Partnership and its capital contribution thereto and share of the profits or losses therefrom, and shall have no recourse therefor against any Partner; provided that nothing herein contained shall relieve any Partner of such Partner's obligation to pay any liability or indebtedness owing the Partnership by such Partner.


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     SECTION 8   NOTICES; AMENDMENT.

     8.1 NOTICES. Any notice which a Partner is required or may desire to give any other Partner shall be in writing, and may be given by personally delivered or by mailing the same by United States registered or certified mail, return receipt requested, to the Partner to whom such notice is directed at the address of each Partner as set forth on EXHIBIT A hereto, subject to the right of a Partner to designate a different address for itself by notice similarly given. Any notice so given by United States mail shall be deemed to have been given on the second day after it is deposited in the United States mail as registered or certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice not given by registered or certified mail as aforesaid shall be deemed to be given upon receipt by the party to whom it is to be given.

     8.2 AMENDMENT. This Agreement may be amended by written agreement of amendment executed by all the Partners, but no otherwise.

     SECTION 9 MISCELLANEOUS. Each Partner hereby irrevocably waives any and all rights that it may have to maintain any action for partition of any of the Partnership Property. This Agreement constitutes the entire agreement between the parties. This Agreement supersedes any prior agreement or understanding between the parties. This Agreement and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Illinois. Except as herein otherwise specifically provided, this Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assignees. Captions contained in the Agreement in no way define, limit or extend the scope or intent of this Agreement. If any provisions of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or application of such provision to other persons or circumstances, shall not be affected thereby. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. The opinion of the independent certified public accountants retained by the Partnership from time to time shall be final and binding with respect to all computations and determination required to be made under Section 3 hereof (including computations and determinations in connection with any distribution following or in connection with the dissolution of the Partnership). If the Partnership or any Partner obtains a judgement against any other party by reason of breach of this Agreement or failure to comply with the provisions hereof, a reasonable attorney's fee as fixed by the court shall be included in such judgement. Any Partner shall be entitled to maintain, on its own behalf of the Partnership, any action or proceeding against any other Partner or the Partnership (including, without limitation, any action for damages, specific performance or declaratory relief) for or by reason of breach by such party of this Agreement, notwithstanding the fact that any or all of the parties to such proceeding may then be a partner in the Partnership, and without dissolving the Partnership as a partnership. No remedy conferred upon the Partnership or any Partner in this Agreement is intended to be exclusive or any other remedy herein




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or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute (subject, however, to the limitations expressly herein set forth). No waiver by a Partner or the Partnership of any breach of this Agreement shall be deemed to be a waiver of any other breach of any kind or nature and no acceptance of payment or performance by a Partner or the Partnership after any such breach shall be deemed to be a waiver of any breach of this Agreement whether or not such Partner or the Partnership knows of such breach at the time it accepts such payment or performance. No failure or delay on the part of a Partner or the Partnership to exercise any right it may have shall prevent the exercise thereof by such Partner or the Partnership at any time such other Partner may continue to be in default hereunder, and no such failure or delay shall operate as a waiver of any breach or default.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement of Partnership of JMB/Spring Hill Associates as of the day and year first above written.

                      JMB MORTGAGE PARTNERS, LTD., an
                      Illinois limited partnership

                      By:   JMB Realty Corporation, a
                            Delaware corporation
                            Corporate General Partner

                            By:   JULIE WALAER
                            Its:  Vice President

                      JMB MORTGAGE PARTNERS, LTD.II, an
                      Illinois limited partnership

                      By:   JMB Realty Corporation, a
                            Delaware corporation
                            Corporate General Partner

                            By:   JULIE WALAER
                            Its:  Vice President

                      JMB MORTGAGE PARTNERS, LTD.-III, an
                      Illinois limited partnership

                      By:   JMB Realty Corporation, a
                            Delaware corporation
                            Corporate General Partner

                            By:   JULIE WALAER
                            Its:  Vice President

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                               EXHIBIT A


                                             PARTNERSHIP
           PARTNER                           SHARES


           JMB Mortgage Partners, Ltd.       60.45%
           900 North Michigan Ave.
           Chicago, IL 60611

           JMB Mortgage Partners, Ltd.-II     7.00%
           900 North Michigan Ave.
           Chicago, IL 60611

           JMB Mortgage Partners, Ltd.-III   32.55%
           900 North Michigan Ave.
           Chicago, IL 60611

                                  Total      ---------------

                                             100.00%























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